UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2017

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38029	33-1229046
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9805 Northcross Center Court, Suite H

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2017, the Board of Directors (the “Board”) of Akoustis Technologies, Inc. (the “Company”) increased the size of the Board to seven directors and appointed Steven P. Miller to the Board to fill the new directorship, effective immediately. The Board has determined that Mr. Miller is independent under Rule 5605(a)(2) of the NASDAQ Listing Rules. Mr. Miller will serve on the Technology Committee of the Board.

Mr. Miller, age 69, served as a Board Advisor to the Board from January 2017 to June 2017. He is the President of Via Capri Inc., the general partner of Via Capri Investment L.P., a limited partnership formed by Mr. Miller in 1996. Mr. Miller is also the President of Sawmill Inc., the general partner of Sawmill Investment L.P., another limited partnership formed by Mr. Miller in 1996. From 2001 to 2003, Mr. Miller served as a director for TriQuint Semiconductor, Inc., then a leading supplier of high-performance components and modules for communications applications before merging with RF Micro Devices, Inc. to form Qorvo, Inc. in 2015. Prior to that, Mr. Miller held several positions at Sawtek Inc. from 1979 until his retirement in 1999, including Co-Founder, President, Chief Executive Officer, and Chairman of Sawtek’s Board of Directors. Sawtek Inc. merged with Triquint Semiconductor, Inc. in 2001. Prior to co-founding Sawtek Inc. in 1979, Mr. Miller was Manager of the SAW Development Laboratory in the Defense Group at Texas Instruments Incorporated. Mr. Miller brings to the Board familiarity with the Company, its operations, finances, and strategic plan through his experience as a Board Advisor, as well as industry expertise, public company leadership experience, and his experience and skills in strategic growth and business development, including capital formation.

There are no arrangements or understandings between Mr. Miller and any other person pursuant to which Mr. Miller was appointed as a director, nor are there any family relationships between Mr. Miller and any other executive officer or director of the Company.

Mr. Miller served as a Board Advisor to the Board from January 2017 to June 2017. Mr. Miller did not previously receive compensation for his service as a Board Advisor. However, in consideration for such prior services, on July 14, 2017, the Board approved a grant of 11,000 shares of restricted stock to Mr. Miller under the Company’s 2016 Stock Incentive Plan, to be made during the Company’s next open trading window. The shares will vest 25% on each of the first, second, third, and fourth anniversaries of the grant date, subject to the terms of the award agreement to be entered into between Mr. Miller and the Company, the form of which is filed as Exhibit 10.1 hereto and incorporated herein by reference. Such form is the form approved by the Board’s Compensation Committee for grants of restricted stock awards generally to the Company’s directors, officers, and employees. The Company is not aware of any other relationships or transactions in which Mr. Miller has or will have an interest, or is or was a party, requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his service as a director to the Company, Mr. Miller will receive prorated compensation commensurate with the compensation to be paid to the Company’s directors for the fiscal year ending June 30, 2018, as and when determined by the Board.

On July 20, 2017, the Company issued a press release announcing Mr. Miller’s appointment to the Board. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 23, 2017).

99.1	Press release dated July 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
Name: Jeffrey B. Shealy
Title: Chief Executive Officer

Date:  July 20, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 23, 2017).

99.1	Press release dated July 20, 2017.